As filed with the U.S. Securities and Exchange Commission on March 31, 2026.

Registration No. 333-289819

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Oncolytics Biotech Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0541667 (I.R.S. Employer Identification Number)

4350 Executive Drive, Suite 325
San Diego, California, 92121
(403) 670-7377
(Address and telephone number of registrant’s principal executive offices)

Jared Kelly

Chief Executive Officer
4350 Executive Drive, Suite 325
San Diego, California 92121
(403) 670-7377
(Name, address and telephone number of agent for service)

Copies to:

Christopher J. Clark, Esq.
Latham & Watkins LLP
555 11th Street, NW, Suite 1000
Washington, D.C. 20004
(202) 637-2200

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-3 (File No. 333-289819) initially filed with the U.S. Securities and Exchange Commission (the “SEC”) by Oncolytics Biotech Inc. (the “Company”) on August 22, 2025 (this “Registration Statement”), pertaining to the registration of offers and sales by the Company of common shares, subscription receipts, warrants and units.

The Company hereby withdraws this Registration Statement, including all amendments and exhibits thereto, with respect to the unsold portion of securities registered hereon.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 31st day of March, 2026.

ONCOLYTICS BIOTECH INC.

By:	/s/ Jared Kelly
Name:	Jared Kelly
Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.